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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 16, 1998


                            GENERAL AUTOMATION, INC.
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             (Exact name of Registrant as specified in its charter)


        Delaware                     0-5260                95-248811
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(State or other jurisdiction      (Commission          (I.R.S. Employer
    of incorporation)             File Number)       Identification Number)


17731 Mitchell North, Irvine, California                      92614
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(Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (919) 250-4800


                                 Not applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5 - Other Matters
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As previously reported in the Form 8-K filed May 23, 1998, results of an internal audit caused management to question the manner in which the Company's deferred revenue account has been treated in prior accounting periods. The Company notified its independent audit firm, McGladrey & Pullen LLP, the Company's predecessor independent audit firm, Price Waterhouse LLP, and the American Stock Exchange of the results of that internal audit, and both McGladrey & Pullen LLP and Price Waterhouse LLP have reviewed the same.

On June 9, 1998 the Company was notified by Price Waterhouse LLP that the information resulting from the Company's internal audit may affect the financial statements as of and for the years ended September 30, 1996 and 1995 and, accordingly, that Price Waterhouse LLP was withdrawing its report dated December 9, 1996 on those financial statements. As a result, the report of Price Waterhouse LLP dated December 9, 1996 should no longer be relied upon or associated with the financial statements of the Company as of and for the years ended September 30, 1996 and 1995.

Similarly, on June 10, 1998 the Company was notified by McGladrey & Pullen LLP that the information resulting from the Company's internal audit may affect the financial statements as of and for the year ended September 30, 1997 and, accordingly, that McGladrey & Pullen LLP was withdrawing its report dated December 17, 1997 on those financial statements. As a result, the report of McGladrey & Pullen LLP dated December 17, 1997 should no longer be relied upon or associated with the financial statements of the Company as of and for the year ended September 30, 1997.

Management expects to restate the financial statements for the years ended September 30, 1995, 1996 and 1997 within the next 10 business days and present those to the respective audit firms for their review.

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL AUTOMATION, INC.

Date:  June 16, 1998

By:  /s/ Richard H. Nance
     -----------------------------
     Richard H. Nance
     Vice-President Finance and
     Chief Financial Officer


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